9

Exhibit 99.5

KELLY SERVICES, INC. AND SUBSIDIARIES

2002-2006 RESULTS OF OPERATIONS

(In thousands of dollars except per share data)

	2002	2003	2004	2005	2006
Revenue from services	$3,913,070	$4,199,173	$4,863,410	$5,186,358	$5,546,778
Cost of services	3,252,403	3,534,361	4,093,092	4,356,349	4,640,052

Gross profit	660,667	664,812	770,318	830,009	906,726
Selling, general and administrative expenses	632,966	659,654	735,117	776,256	828,685

Earnings from operations	27,701	5,158	35,201	53,753	78,041
Other income (expense), net	362	(77)	(861)	(187)	1,471

Earnings from continuing operations before taxes	28,063	5,081	34,340	53,566	79,512
Income taxes	11,022	2,218	12,133	15,867	22,727

Earnings from continuing operations	17,041	2,863	22,207	37,699	56,785
Earnings (loss) from discontinued operations, net of tax	1,437	2,041	(996)	1,564	6,706

Net earnings	$18,478	$4,904	$21,211	$39,263	$63,491

Basic earnings per share
Earnings from continuing operations	$0.48	$0.08	$0.63	$1.06	$1.58
Earnings from discontinued operations	0.04	0.06	(0.03)	0.04	0.19

Net earnings	$0.52	$0.14	$0.60	$1.10	$1.76

Diluted earnings per share
Earnings from continuing operations	$0.47	$0.08	$0.63	$1.05	$1.56
Earnings from discontinued operations	0.04	0.06	(0.03)	0.04	0.18

Net earnings	$0.51	$0.14	$0.60	$1.09	$1.75